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                                                                   Exhibit 23.2

                      CONSENT OF ARTHUR ANDERSON, LLP


    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.



                                       Arthur Andersen, LLP


                                       /s/ Arthur Andersen, LLP
                                       ---------------------------------------


Denver, Colorado
August 17, 1999